Exhibit 10.1

NOTA KESEPAHAMAN ANTARA DIREKTORAT JENDERAL MINERAL DAN BATUBARA KEMENTERIAN ENERGI DAN SUMBER DAYA MINERAL DAN PT NEWMONT NUSA TENGGARA TENTANG PENYESUAIAN KONTRAK KARYA	MEMORANDUM OF UNDERSTANDING BETWEEN DIRECTORATE GENERAL OF MINERAL AND COAL THE MINISTRY OF ENERGY AND MINERAL RESOURCES AND PT NEWMONT NUSA TENGGARA ON ADJUSTMENT OF THE CONTRACT OF WORK

Nota Kesepahaman ini dibuat dan ditandatangani pada tanggal 3 September 2014 oleh dan antara:	This Memorandum of Understanding is made and undersigned on 3 September 2014 by and between:

1. Pemerintah Republik Indonesia dalam hal ini diwakili Direktur Jenderal Mineral dan Batubara, Kementerian Energi dan Sumber Daya Mineral (selanjutnya disebut “Pemerintah”); dan

1.     The Government of the Republic of Indonesia which in this matter is represented by the Director General of Mineral and Coal, Ministry of Energy and Mineral Resources (hereinafter referred to as the “Government”); and

2.     PT Newmont Nusa Tenggara, suatu perseroan terbatas yang didirikan secara sah berdasarkan hukum negara Republik Indonesia, beralamat di Menara Rajawali Lt.26 Jl. DR. Ide Anak Agung Gde Agung Lot #5.1 Kawasan Mega Kuningan, Jakarta, 12950, Republik Indonesia, yang diwakili oleh Presiden Direkturnya (selanjutnya disebut “Perusahaan”).

2.     PT Newmont Nusa Tenggara, a limited liability company duly established under the laws of the Republic of Indonesia, having its address at Menara Rajawali Lt.26 Jl. DR. Ide Anak Agung Gde Agung Lot #5.1 Kawasan Mega Kuningan, Jakarta, 12950, Republik Indonesia, represented by its President Director (hereinafter referred to as the “Company”).

(Pemerintah dan Perusahaan bersama-sama selanjutnya disebut “Para Pihak”).	(The Government and the Company together to be further referred to as the “Parties”).

BAHWA, berdasarkan Pasal 169 (a) dan (b) Undang-Undang Nomor 4 Tahun 2009 tentang Pertambangan Mineral dan Batubara (UU Nomor 4 Tahun 2009), Kontrak Karya masih tetap berlaku sampai dengan masa berakhirnya Kontrak Karya tersebut, dan beberapa ketentuan didalam Kontrak Karya tersebut akan disesuaikan.	WHEREAS, Article 169 (a) and (b) of Law Number 4 Year 2009 on Mineral and Coal Mining (Law No. 4 Year 2009) states that the Contract of Work remains valid until the expiration of its term, and that certain points of the provisions under the Contract of Work be adjusted.

BAHWA, Para Pihak membuat dan menandatangani Kontrak Karya pada tanggal 2 Desember 1986 dimana Perusahaan melakukan kegiatan Pertambangan yang berlokasi di Provinsi Nusa Tenggara Barat (“KK”).	WHEREAS, the Parties made and entered into a Contract of Work on 2 December 1986 pursuant to which the Company conducts mining activities located in Nusa Tenggara Barat Province (hereinafter referred to as the “COW”).

OLEH KARENANYA Para Pihak menyepakati ke-empat hal sebagai berikut:	NOW THEREFORE, the Parties agree to the following four points:

1.     Para Pihak akan menegosiasikan sebuah KK Perubahan yang memuat perubahan-perubahan aturan mengenai Wilayah KK, Penerimaan Negara, Pengolahan dan Pemurnian Dalam Negeri, Divestasi, dan Penggunaan Tenaga Kerja Lokal serta Barang dan Jasa Dalam Negeri, yang merefleksikan hasil-hasil perundingan yang diuraikan di bawah ini.

1.     The Parties will negotiate an amended COW, to address the provisions of: COW Area, State Revenue, Domestic Processing and Refining, Divestment, and Utilization of Local Manpower, Domestic Goods, and Services reflecting the results of discussion set out below.

2.     Perusahaan akan mengikuti aturan dalam Peraturan Menteri Keuangan No. 153/PMK.011/2014 tanggal 25 Juli 2014 tentang Perubahan Ketiga atas Peraturan Menteri Keuangan Nomor 75/PMK.011/2012 tentang Penetapan Barang Ekspor Yang Dikenakan Bea Keluar dan Tarif Bea Keluar dengan mengacu kepada perkembangan pembangunan fasilitas pemurnian PT Freeport Indonesia.

2.     The Company will comply with the Minister of Finance Regulation No. 153/PMK.011/2014 dated 25 July 2014 Concerning Third Amendment of the Minister of Finance Regulation Number 75/PMK.011/2012 Concerning Determination of Export of Goods That Are Subject to Export Duties and Export Duty Tariffs and with reference to the progress of the PT Freeport Indonesia refining facility development.

3. Perusahaan akan membayar Jaminan Kesungguhan pembangunan smelter sebesar US$25,000,000 (dua puluh lima juta dollar Amerika Serikat) sebagaimana dijelaskan di bawah ini.	3. The Company will deposit a Smelter Surety Bond of US$25,000,000 (twenty five million United States Dollars) as discussed below.

4. Perusahaan akan membayar royalti sebagaimana dimaksudkan dalam poin Penerimaan Negara, nomor 3(B), di bawah ini.	4. The Company will pay royalties as referred to in point State Revenue No. 3(B) below.

DAN SELANJUTNYA OLEH KARENANYA, akan menuangkan hasil pembahasan untuk amandemen KK dalam Nota Kesepahaman ini sebagai berikut:	AND FURTHER THEREFORE to put in writing the results of the discussion for amending the COW into a Memorandum of Understanding as follows:

1. WILAYAH KK	1. COW AREA

Berdasarkan aspek teknis dalam Evaluasi dan Rencana Kerja Jangka Panjang, Pemerintah berpandangan bahwa wilayah KK yang dapat dipertahankan oleh Perusahaan seluas 66.422 hektar dengan peta dan koordinat sebagaimana terlampir dan akan diberikan suatu wilayah proyek (project area). Wilayah proyek (project area) yang dimohon akan diberikan apabila Perusahaan berencana mengembangkan tambang di blok Elang.	On the basis of technical aspects in the Evaluation and Long-Term Work Plan, the Government is of the view that the COW Area that can be maintained by the Company encompasses 66,422 hectares with the map and coordinates as attached and will be granted a project area. The requested project area will be granted if the Company intends to develop a mine in Elang block.

2. KELANJUTAN OPERASI PERTAMBANGAN	2. MINING BUSINESS CONTINUATION

Jangka waktu Operasi Produksi Perusahaan berdasarkan KK adalah 30 (tiga puluh) tahun terhitung dari tahun 2000 dan tetap berlaku sampai dengan tahun 2030.	The Production Operation period based on the COW is 30 (thirty) years commencing in the year 2000 and shall continue in effect until the year 2030.

Para Pihak memahami bahwa kelanjutan operasi pertambangan/ pemrosesan setelah tahun 2030 akan dibicarakan pada waktu yang ditentukan bersama sesuai dengan peraturan yang berlaku. Apabila Perusahaan bermaksud melakukan investasi baru, maka Perusahaan dapat mengajukan jangka waktu Operasi Produksi dengan bentuk dan proses kelanjutan operasi pertambangan sesuai dengan ketentuan peraturan perundang-undangan.

The Parties understand that the continuation of the mining/ processing operations after the year 2030 will be discussed at a mutually agreed time according to prevailing regulations. If the Company intends to make a new investment, the Company may apply for the continuation of the Production Operation period, in form and process consistent with the laws and regulations.

3. PENERIMAAN NEGARA	3. STATE REVENUE

Dalam hal Penerimaan Negara, Para Pihak sepakat bahwa hal-hal berikut akan menjadi pertimbangan dalam negosiasi KK Perubahan:	With regard to the State Revenue, the Parties agree that the following items will be taken into account in the negotiations of the Amended COW:

A. Tarif PPh Badan dan tata cara perhitungannya ditetapkan nailed down sesuai dengan ketentuan KK;	A. Rate of the Corporate Income Tax and its calculation method is determined nailed down in accordance with the COW;

B.     Royalti, Sejak penandatanganan Nota Kesepahaman, Perusahaan bersedia meningkatkan tarif Royalti atas tembaga, emas dan perak dari tarif-tarif sebagaimana diatur dalam Pasal 13 ayat 2 KK menjadi 4% untuk tembaga, 3.75% untuk emas, 3.25% untuk perak dan atas Mineral ikutan apabila perusahaan menerima manfaat/pendapatan sesuai dengan tarif yang diatur dalam Peraturan Pemerintah Nomor 9 Tahun 2012 dan perubahan-perubahannya, dan akan berlaku sampai berakhirnya KK.

B.    Royalty, Upon signing the MOU, the Company is willing to increase the Royalty rates for copper, gold, and silver from the rates set forth in Article 13 paragraph 2 of the COW to become 4% for copper, 3.75% for gold, and 3.25% for silver and for associated minerals for which the company receives any benefits/revenue in accordance to the rates specified in the Government Regulation Number 9 Year 2012 and its amendments, until the end of the COW.

C. Iuran Tetap (Deadrent), akan mengikuti ketentuan yang tercantum dalam Peraturan Pemerintah Nomor 9 Tahun 2012 dan perubahan-perubahannya, dan akan berlaku sampai berakhirnya KK.	C. Iuran Tetap (Deadrent), will follow the provisions set forth under the Government Regulation Number 9 Year 2012 and its amendments, and will be effective until the end of the COW.

D. Pajak-pajak sebagaimana di bawah dan retribusi, sesuai dengan undang-undang dan peraturan yang berlaku, terdiri dari:	D. The following taxes and duties, in accordance with prevailing law and regulations, consisting of:

1. Pemotongan atas PPh karyawan;	1. Withholding Personal income tax;

2. Pemotongan dari PPh atas bunga, dividen, sewa, jasa teknik, jasa manajemen, dan jasa lainnya;	2. Withholding taxes on interest, dividends, rental, technical service, management service and other services;

3. Pajak Pertambahan Nilai;	3. Value Added Tax;

4. Bea Materai;	4. Stamp duty;

5. Bea Masuk;	5. Import duty;

6. Pajak Bumi dan Bangunan;	6. Land and Building Tax;

7. Pemenuhan kewajiban pajak.	7. Tax compliance.

E.     Devisa Hasil Ekspor wajib diterima melalui bank di Indonesia yang dilaksanakan sesuai dengan Peraturan Bank Indonesia No. 16/10/PBI/2014 tentang Perubahan terkini atas Peraturan Bank Indonesia No. 13/20/PBI/2011 tentang Penerimaan Devisa Hasil Ekspor dan Penarikan Pinjaman Luar Negeri.

E.     Proceeds from Sales shall be received through an Indonesian Bank and will be conducted according to the regulation of Bank Indonesia No. 16/10/PBI/2014 on the Latest Revision of Bank of Indonesia Regulation No. 13/20/PBI/2011 on Proceeds from Sales and Withdrawal of Foreign Loan.

Penerimaan Negara terkait dengan Royalti dan Iuran Tetap, sebagaimana yang telah disepakati di atas, berlaku efektif sejak Nota Kesepahaman ini ditandatangani	State revenue in regard to royalty and dead rent, as have been agreed to above, will enter into force upon signing of the Memorandum of Understanding.

4. PENGOLAHAN DAN PEMURNIAN DALAM NEGERI	4. DOMESTIC PROCESSING AND REFINING

Perusahaan mendukung dan melaksanakan kebijakan Pemerintah dan aturan-aturan dalam Undang-Undang Nomor 4 Tahun 2009 serta peraturan mengenai pengolahan dan pemurnian hasil penambangan di dalam negeri.	The Company supports and will implement the Government’s policy and provisions under Law No. 4 Year 2009 and regulations on domestic processing and refining of mining products.

Dalam rangka melaksanakan Undang-Undang tersebut di atas, Perusahaan sepakat untuk menjual konsentratnya kepada perusahaan-perusahaan lain yang bermaksud untuk membangun suatu fasilitas pemurnian di dalam negeri, termasuk PT Freeport Indonesia. Perusahaan telah menandatangani nota kesepahaman dengan PT Freeport Indonesia sebagaimana terlampir.

To implement the above Law, the Company agrees to supply its concentrate to other companies who intend to construct a domestic refining facility, including PT Freeport Indonesia. The Company has entered into a memorandum of understanding with PT Freeport Indonesia as attached.

Dalam rangka untuk melanjutkan ekspor dan menghindari dampak yang sangat merugikan pada operasi, tenaga kerja dan masyarakat setempat dan pemangku kepentingan lainnya, Perusahaan akan membayar Bea Keluar dan Jaminan Kesungguhan untuk mendukung fasilitas pemurnian PT Freeport Indonesia.

In the course of resuming exports and avoiding highly detrimental impacts to the operation, workforce and local community as well as other stakeholders, the Company will pay an Export Duty and a Smelter Surety Bond to support the development of the refining facility by PT Freeport Indonesia.

Perusahaan akan menempatkan Jaminan Kesungguhan sebesar US$25,000,000 (dua puluh lima juta dollar Amerika Serikat). Jaminan Kesungguhan tersebut dapat dicairkan seiring dengan kemajuan pembangunan fasilitas pemurnian PT Freeport Indonesia sesuai dengan ketentuan peraturan perundang-undangan.

The Company will place a Smelter Surety Bond in the amount of US$25,000,000 (twenty five million United States Dollars). The Smelter Surety Bond will be disbursed in pace with the progress of the PT Freeport Indonesia refining facility development in accordance with the provisions of the Law and regulations.

Bea Keluar yang harus dibayar oleh Perusahaan akan didasarkan pada besaran yang diatur dalam Peraturan Menteri Keuangan No. 153/PMK.011/2014 tanggal 25 Juli 2014 Tentang Perubahan Ketiga atas Peraturan Menteri Keuangan Nomor 75/PMK.011/2012 tentang Penetapan Barang Ekspor Yang Dikenakan Bea Keluar dan Tarif Bea Keluar dengan mengacu kepada perkembangan pembangunan fasilitas pemurnian PT Freeport Indonesia.

The export duty to be paid by the Company will follow the rates as stipulated by the Minister of Finance Regulation No. 153/PMK.011/2014 dated 25 July 2014 Concerning Third Amendment of the Minister of Finance Regulation Number 75/PMK.011/2012 Concerning Determination of Export of Goods That Are Subject to Export Duties and Export Duty Tariffs and with reference to the progress of the PT Freeport Indonesia refining facility development.

Sesudah ditandatanganinya Nota Kesepahaman ini, Pemerintah akan memberikan seluruh rekomendasi dan ijin yang diperlukan agar dapat menyetujui dan memperbolehkan Perusahaan mengekspor dan menjual konsentrat tembaga.

Upon execution of this Memorandum of Understanding, the Government will grant all recommendations and permits needed to approve and allow the Company to export and sell copper concentrates.

5. DIVESTASI	5. DIVESTMENT The Parties agree that the Company has performed the divestiture obligation of 51% in accordance with the provisions of PT NNT’s COW.
Para Pihak sepakat bahwa Perusahaan telah melaksanakan kewajiban divestasi sebesar 51% sesuai dengan ketentuan didalam KK PT NNT.

Apabila terjadi jumlah peningkatan modal Perusahaan, Perusahaan harus mendapatkan persetujuan Pemerintah sesuai dengan ketentuan peraturan perundang-undangan.	If there is an increase in the Company’s equity capital, the Company must obtain approval from the Government as required by the prevailing laws and regulations.

6. PENGGUNAAN TENAGA KERJA LOKAL SERTA BARANG DAN JASA DALAM NEGERI	6. USE OF LOCAL MANPOWER, AND DOMESTIC GOODS AND SERVICES

Perusahaan berkomitmen untuk mengutamakan pemanfaatan tenaga kerja lokal dan barang dalam negeri, serta menggunakan perusahaan jasa pertambangan lokal dan/atau nasional yang terdaftar.	The Company is committed to prioritize utilization of local manpower, domestic goods as well as use of the registered local and/or national mining service companies.

Kesepakatan untuk membayar bea keluar, Jaminan Kesungguhan pembangunan smelter, royalty, dan iuran tetap akan berlaku sejak penanda-tanganan Nota Kesepahaman ini dan persetujuan Pemerintah untuk melakukan ekspor. Tidak ada ketentuan lain di dalam KK akan diubah sampai diselesaikannya Amandemen KK dimana Para Pihak sepakat untuk menyelesaikannya dalam waktu 6 (enam) bulan sejak penanda-tanganan Nota Kesepahaman ini.	The agreement to pay export duties, the Smelter Surety Bond, royalties, and dead rent described above will take effect upon signing of this Memorandum of Understanding and Government approval to export. No other provisions of the COW will be changed until the finalization of an Amended COW which the Parties agree to be completed within 6 (six) months of signing the Memorandum of Understanding.

Para Pihak mengakui bahwa Nota Kesepahaman ini tidak menghilangkan hak dan kewajiban Para Pihak sebagaimana tercantum dalam KK.

Dalam hal terdapat perbedaan pendapat yang terkait Nota Kesepamahan ini, maka Para Pihak sepakat untuk menyelesaikan perbedaan pendapat tersebut secara musyawarah untuk mencapai mufakat.

The Parties recognize that this Memorandum of Understanding does not waive the rights and obligation of both Parties as set forth in the COW.

In the event of differences of opinions related to this Memorandum Of Understanding, the Parties agree to resolve such differences of opinion by way of deliberation to reach a consensus.

Nota Kesepahaman ini dibuat dalam Bahasa Indonesia dan Bahasa Inggris.	This Memorandum of Understanding is drawn up in Bahasa Indonesia and English.

DEMIKIANLAH, Nota Kesepahaman ini ditandatangani dan dibuat dalam 2 (dua) rangkap asli untuk masing-masing pihak.	IN WITNESS WHEREOF, this Memorandum of Understanding is signed and made in 2 (two) duplicates; each document an original for each party.

Atas nama Pemerintah/On behalf of the Government

Direktur Jenderal Mineral dan Batubara/Director General of Mineral and Coal

Kementerian Energi dan Sumberdaya Mineral Republik Indonesia/Ministry of Energy and Mineral Resources

/s/ R. Sukhyar

(R. Sukhyar)

Atas nama Perusahaan/On behalf of the Company Presiden Direktur/President Director PT Newmont Nusa Tenggara /s/ Martiono Hadianto (Martiono Hadianto)